RESTATED BYLAWS OF

                           CHURCHILL DOWNS INCORPORATED

                                     ARTICLE I

                                  OFFICE AND SEAL

            SECTION 1. OFFICES. The principal office of the Corporation in the State of Kentucky shall be located at 700 Central Avenue, Louisville, Kentucky. The Corporation may have such other offices, either within or without the State of Kentucky, as the business of the Corporation may require from time to time.

            SECTION 2. THE CORPORATE SEAL. The Seal of the Corporation shall be circular in form, mounted upon a metal die suitable for impressing same upon paper, and along the upper periphery of the seal shall appear the word "Churchill Downs" and along the lower periphery thereof the word "Kentucky". The center of the seal shall contain the word "Incorporated".


                                    ARTICLE II

                      STOCKHOLDERS MEETINGS AND RECORD DATES

            SECTION 1. ANNUAL MEETING. The date of the annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be established by the Board of Directors, but shall not be later than 180 days following the end of the Corporation's fiscal year. If the election of Directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders to be held as soon thereafter as may be convenient.

            SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President, the Chairman of the Board or by holders of not less than 33-1/3% of all the shares entitled to vote at the meeting, or by a majority of the members of the Board of Directors.

            SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Kentucky as the place of meeting for any annual meeting of stockholders, or any place either within or without the State of Kentucky as the place of meeting for any special meeting called by the Board of Directors.

            If no designation is made, or if a special meeting be called by other than the Board of Directors, the place of meeting shall be the principal office of the Corporation in the State of Kentucky.


            SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be

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delivered  not less than ten (10) nor more than sixty (60) days  before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the Corporation, with first class postage thereon prepaid.

            SECTION 5. RECORD DATE. The Corporation's record date shall be fixed by the Board of Directors for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive any distribution. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof.

            SECTION 6. VOTING LISTS AND SHARE LEDGER. The Secretary shall prepare a complete list of the stockholders entitled to vote at any meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, which list shall be produced and kept open at the meeting and shall be subject to the inspection of any stockholder during the meeting. The original share ledger or stock transfer book, or a duplicate thereof kept in this State, shall be PRIMA FACIE evidence as to the stockholders entitled to examine such list or share ledger or stock transfer book, or the stockholders entitled to vote at any meeting of stockholders or to receive any dividend.

            SECTION 7. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. The stockholders present at a duly organized meeting can continue to do business at any adjourned meeting, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

            SECTION 8. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy. An appointment of a proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and be filed with the Secretary of the Corporation before or at the time of the meeting.

            SECTION 9. NATURE OF BUSINESS. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any stockholder who complies with the procedures set forth in this Section 9.

            No business may be transacted at any meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before such meeting of stockholders by or at the direction of the Board of Directors, or (C) in the case of any annual meeting of stockholders or a special meeting

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called for the purpose of electing directors,  otherwise properly brought before such meeting by any stockholder (I) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such meeting of stockholders and (ii) who complies with the notice procedures set forth in this
Section 9.

            In addition to any other applicable requirements, for business to be properly brought before any annual meeting of stockholders by a stockholder, or for a nomination of a person to serve as a Director, to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

            To be timely, a stockholder's notice to the Secretary must be delivered or mailed to and be received at the principal executive offices of the Corporation (a) in the case of the annual meeting of stockholders, not less than ninety(90) nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of such meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of such meeting was made, whichever first occurs.

            To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter (including nominations) such stockholder proposes to bring before the meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (b) the name and record address of such stockholder, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (e) as to each person whom the stockholder proposes to nominate for election as a director (I) the name, age, business address and residence address of the person and (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (f) any other information which would be required to be disclosed in a proxy statement or other filings required

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to be made in  connection  with the  solicitations  of proxies for the  proposal
(including, if applicable, with respect to the election of directors) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder if such stockholder were engaged in such solicitation, and (g) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting. Any notice concerning the nomination of a person for election as a director must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

      No business shall be conducted and no person shall be eligible for election as a Director at any annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing directors except business or nominations brought before such meeting in accordance with the procedures set forth in this Section 9; PROVIDED, HOWEVER, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of the meeting of stockholders determines that business was not properly brought before such meeting, or a nomination was not properly made, as the case may be, in accordance with the foregoing procedures, the chairman shall declare to the meeting that (a) the business was not properly brought before the meeting and such business shall not be transacted, or, if applicable, (b) the nomination was defective and such defective nomination shall be disregarded.

                                    ARTICLE III

                                     DIRECTORS

            SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by a Board of Directors.

            SECTION 2. NUMBER AND TENURE. The Board of Directors shall consist of thirteen (13) members but the number may be increased or decreased by amendment of this Bylaw. The Directors shall be divided into three classes, consisting of four (4) Class I Directors, five (5) Class II Directors and four
(4) Class III Directors. At the 1995 annual meeting of shareholders, one (1) Class I director shall be elected for a term of two (2) years, five (5) Class II directors shall be elected for a term of three (3) years, and one (1) Class III director shall be elected for a term of one (1) year. Thereafter, each director shall hold office for a term of three (3) years (or in the case of the Class I director elected in 1995, a term of two (2) years; or in the case of the Class III director elected in 1995, a term of one (1) years) or until his successor shall have been elected and qualifies for the office, whichever period is longer. Except for any individual who is serving as Chairman of the Board of Directors at the time of nomination of directors, a person shall not be qualified for election as a Director unless he shall be less than seventy-two
(72) years of age on the date of election. Each Director other than the Chairman of the Board of Directors shall become a Director Emeritus upon expiration of

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his current  term  following  the date the Director is no longer  qualified  for election as a Director due to age. Directors Emeritus may attend all regular and special meetings of the Board of Directors and shall serve in an advisory capacity without a vote in Board actions.

            SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Kentucky, for the holding of additional regular meetings without other notice than such resolution.

            SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board or the majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Kentucky, as the place for holding any special meeting of the Board of Directors.

            SECTION 5. NOTICE. Notice of any special meeting of the Board of Directors shall be given by notice delivered personally, by mail, by telegraph or by telephone. If mailed, such notice shall be given at least five (5) days prior thereto and such mailed notice shall be deemed to have been delivered upon the earlier of receipt or five (5) days after it is deposited in the United States mail in a sealed envelope so addressed, with first class postage thereon prepaid. If notice is given by telegram, it shall be delivered at least twenty-four (24) hours prior to the special meeting and such telegram notice shall be deemed to have been delivered when the telegram is delivered to the telegraph company. Personal notice and notice by telephone shall be given at least twenty-four (24) hours prior to the special meeting and shall be deemed delivered upon receipt. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

            SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            SECTION 8. VACANCIES. Any vacancy occurring in the Board of

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Directors may be filled by the  affirmative  vote of a majority of the remaining
Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall serve until the next annual meeting of the stockholders.

            SECTION 9. INFORMAL ACTION. Any action required or permitted to be taken of the Board of Directors or of a committee of the Board, may be taken without a meeting if a consent, in writing, setting forth action so taken shall be signed by all of the Directors, or all of the members of the committee, as the case may be. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear or speak to each other at the same time. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

            SECTION 10. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in Section 9 of Article II of these Bylaws shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in the Restated Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances.


                                    ARTICLE IV

                              COMMITTEES OF THE BOARD

            SECTION 1. COMMITTEES. The Board of Directors shall have authority to establish such committees as it may consider necessary or convenient for the conduct of its business. All committees so established shall keep minutes of every meeting thereof and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board. Each committee so established shall elect a Chairman of the committee.

            SECTION 2. THE EXECUTIVE COMMITTEE. The Board of Directors shall appoint and establish an Executive Committee composed of the Chairman of the Board and up to six (6) other Directors who shall be appointed by the Board annually. The Executive Committee shall have and may exercise when the Board of Directors is not in session, all of the authority of the Board of Directors that may lawfully be delegated; provided, however, the Executive Committee shall not have the power to enter into any employment agreement with an officer of the Corporation, without the specific approval and ratification of the Board of Directors. A majority in membership of the Executive Committee shall constitute a quorum.

            SECTION 3. THE AUDIT COMMITTEE. The Board of Directors shall appoint and establish an Audit Committee composed of the Chairman of

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the Board and up to four (4)  Directors,  none of whom  shall be  officers,  who shall be appointed by the Board annually. The Audit Committee shall make an examination every twelve months into the affairs of the Corporation and report the results of such examination in writing to the Board of Directors at the next regular meeting thereafter. Such report shall state whether the Corporation is in sound condition and whether adequate internal audit controls and procedures are being maintained and shall include recommendations to the Board of Directors regarding such changes in the manner of doing business or conducting the affairs of the Corporation as shall be deemed advisable.

            SECTION 4. THE COMPENSATION COMMITTEE. The Board of Directors shall appoint and establish a Compensation Committee to be composed of the Chairman of the Board and up to four (4) Directors who shall be appointed by the Board annually. Each member of the Compensation Committee shall be a director who is not, during the one year prior to service or during such service, granted or awarded equity securities pursuant to any compensation plan of the Company. It shall be the duty of the Compensation Committee to administer the Corporation's Supplemental Benefit Plan, the Amended and Restated Incentive Compensation Plan
(1993), the 1993 Stock Option Plan and any shareholder approved employee stock purchase or thrift plan, including without limitation, matters relating to the amendment, administration, interpretation, employee eligibility for and participation in, and termination of, the foregoing plans. It shall further be the duty of the Compensation Committee to review annually the salaries paid to all executive officers of the Corporation and make all decisions relating to executive compensation after considering the recommendations of the CEO (on all but CEO compensation) and to exercise any other authorities relating to compensation that the Board may lawfully delegate to it; provided, however, the Compensation Committee shall not have the power to enter into any employment agreement with an officer of the Corporation without the specific approval and ratification of the Board of Directors.

            SECTION 5. THE RACING COMMITTEE. The Board of Directors shall appoint and establish a Racing Committee to be composed of the Chairman of the Board and up to four (4) Directors who shall be appointed by the Board annually. The Racing Committee shall be responsible for and shall have the authority to obligate the Corporation with respect to matters concerning the Corporation's contracts and relations with horsemen, jockeys and others providing services relating to the conduct of horse racing, including the authority to approve and cause the Corporation to enter into contracts with organizations representing horsemen and/or commit to provide benefits or services by the Corporation to horsemen and others.

            SECTION 6. NOTICE OF COMMITTEE MEETINGS. Notice of all meetings by the committees established in this Article shall be given in accordance with the special meeting notice section, Article III, Section 5, of these Bylaws.


                                     ARTICLE V

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                                     OFFICERS

            SECTION 1. CLASSES. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers and agents as may be provided by the Board and elected in accordance with the provisions of this Article. Any of the offices may be combined in one person in accordance with the provisions of law. The Chairman of the Board of Directors shall be a member of the Board but none of the other officers is required to be a member of the Board.

            SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed from office in the manner hereinafter provided.

            SECTION 3. REMOVAL. Any officer elected by the Board of Directors may be removed by the President whenever in his judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed and shall be subject always to supervision and control of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contractual rights.

            SECTION 4.  CHAIRMAN  OF THE  BOARD.  The  Chairman  of the Board of
Directors shall call to order and preside at all stockholders' meetings and at all meetings of the Board of Directors. He shall perform such other duties as he may be authorized to perform by the Board of Directors.

            SECTION 5. PRESIDENT. The President shall be the chief executive officer of the Corporation and as such shall in general supervise and control all of the business operations and affairs of the Corporation. In the absence of the Chairman of the Board of Directors, or in the event of the death or incapacity of the Chairman, the President shall perform the duties of the Chairman until a successor Chairman is elected or until the incapacity of the Chairman terminates. The President shall have full power to employ and cause to be employed and to discharge and cause to be discharged all employees of the Corporation, subject always to supervision and control of the Board of Directors. When authorized so to do by the Board of Directors, he shall execute contracts and other documents for and in behalf of the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of stockholders of any corporation in which this Corporation may hold stock. He shall perform such other duties as may be specified in the Bylaws and such

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other duties as he may be authorized to perform by the Board of
Directors.

            SECTION 6. EXECUTIVE VICE PRESIDENT. In the case of the death of the President or in the event of his inability to act, the Executive Vice President designated by the Board shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. The Executive Vice President shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

            SECTION 7. TREASURER. The Treasurer, subject to the control of the Board of Directors, and together with the President, shall have general supervision of the finances of the Corporation. He shall have care and custody of and be responsible for all moneys due and payable to the Corporation from any source whatsoever and deposit such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. The Treasurer shall have the care of, and be responsible for all securities, evidences of value and corporate instruments of the Corporation, and shall supervise the officers and other persons authorized to bank, handle and disburse its funds, informing himself as to whether all deposits are or have been duly made and all expenditures duly authorized and evidenced by proper receipts and vouchers. He shall cause full and accurate books to be kept, showing the transactions of the Corporation, its accounts, assets, liabilities and financial condition, which shall at all times be open to the inspection of any Director, and he shall make due reports to the Board of Directors and the stockholders, and such statements and reports as are required of him by law. Subject to the Board of Directors, he shall have such other powers and duties as are incident to his office and not inconsistent with the Bylaws, or as may be assigned to him at any time by the Board.

            SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors, make a record of the business transacted and record same in one or more books kept for that purpose. The Secretary shall see that the Stock Transfer Agent of the Corporation keeps proper records of all transfers, cancellations and reissues of stock of the Corporation and shall keep a list of the stockholders of the Corporation in alphabetical order, showing the Post Office address and number of shares owned by each. The Secretary shall also keep and have custody of the seal of the Corporation and when so directed and authorized by the Board of Directors shall affix such seal to instruments requiring same. The Secretary shall be responsible for authenticating records of the Corporation and shall perform such other duties as may be specified in the Bylaws or as he may be authorized to perform by the Board of Directors.

            SECTION 9. VICE PRESIDENTS. There may be additional Vice Presidents elected by the Board of Directors who shall have such responsibilities, powers and duties as from time to time may be assigned by the President or by the Board of Directors.



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                                    ARTICLE VI

                       CONTRACTS, LOANS, CHECKS AND DEPOSITS

            SECTION 1. CONTRACTS AND AGREEMENTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or agreement or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

            SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

            SECTION 3. CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

            SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.


                                    ARTICLE VII

                    CERTIFICATES FOR SHARES AND THEIR TRANSFER

            SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary or an assistant Secretary and may be sealed with the seal of the Corporation of a facsimile thereof. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for all like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

            SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.


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                                   ARTICLE VIII

                                    FISCAL YEAR

            The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December.


                                    ARTICLE IX

                                 WAIVER OF NOTICE

            Whenever any notice is required to be given under the provisions of these Bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the corporation laws of the State of Kentucky, waiver thereof in writing, signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                     ARTICLE X

                     INDEMNIFICATION OF OFFICERS AND DIRECTORS

            The Corporation shall indemnify and may advance expenses to all Directors, officers, employees, or agents of the Corporation, and their executors, administrators or heirs, who are, were or are threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceedings (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or while a Director, officer, employee or agent of the Corporation, is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation (hereafter a "Proceeding"), to the fullest extent that is expressly permitted or required by the statutes of the Commonwealth of Kentucky and all other applicable law.

            In addition to the foregoing, the Corporation shall, by action of the Board of Directors, have the power to indemnify and to advance expenses to all Directors, officers, employees or agents of the Corporation who are, were or are threatened to be made a defendant or respondent to any Proceeding, in such amounts, on such terms and conditions, and based upon such standards of conduct as the Board of Directors may deem to be in the best interests of the Corporation.






                                    ARTICLE XI


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                                  FIDELITY BONDS

            The Board of Directors shall have authority to require the execution of fidelity bonds by all or any of the officers, agents and employees of the Corporation in such amount as the Board may determine. The cost of any such bond shall be paid by the Corporation as an operating expense.


                                    ARTICLE XII

                                AMENDMENT OF BYLAWS

            The Board of Directors may alter, amend or rescind these Bylaws, subject to the right of the stockholders to repeal or modify such actions.







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